CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information
constituting parts of this Post-EffectiveAmendment No. 53 to the Registration Statement on Form N-1A (the
"Registration Statement") of our report dated November 11,2011, relating to the financial statements and financial highlights appearing in the September 30,2011Annual Reports to Shareholders of Vanguard PRIMECAP Fund,
Vanguard Target Retirement 2030 Fund, Vanguard Target Retirement 2035 Fund, Vanguard Target Retirement 2040
Fund, Vanguard Target Retirement 2045 Fund, Vanguard Target Retirement 2050 Fund and Vanguard Target
Retirement 2055, and of our report dated November 15,2011,relating to the financial statements and financial highlights appearing in the September 30,2011Annual Report to Shareholders of Vanguard Target Retirement
Income Fund, Vanguard Target Retirement 2005 Fund, Vanguard Target Retirement 2010 Fund, Vanguard Target
Retirement 2015 Fund, Vanguard Target Retirement 2020 Fund and Vanguard Target Retirement 2025 Fund
(comprising Vanguard Chester Funds) which reports are also incorporated by reference into the Registration
Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers - Independent Registered PublicAccounting Firm"
in the Statement of Additional Information.